SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2004

Duska Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-33023	86-0982792
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania	19004
(Address of principal executive offices)	(zip code)

(610) 660-6690

Registrant’s Telephone Number

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 9 – Financial Statements and Exhibits

On August 30, 2004, Duska Therapeutics, Inc., formerly named Shiprock, Inc. (“Duska Therapeutics”), completed the acquisition of Duska Scientific Co, a Delaware corporation (“Duska Scientific”), through a reverse triangular merger in which Duska Scientific merged with Shiprock Subsidiary, Inc., a Delaware corporation. On September 3, 2004, Duska Therapeutics filed a Current Report on Form 8-K to report the acquisition. This amendment to the September 3, 2004 Form 8-K contains the financial statements and pro forma financial information required to be filed in connection with that acquisition. The financial statements of Duska Scientific required by Rule 3-05(b) of Regulation S-X and the pro forma financial information of Duska Therapeutics and Duska Scientific required by Article 11 of Regulation S-X to be filed in connection with the acquisition are set fourth in Item 9.1 of this Current Report on Form 8-K/A.

Item 9.01 Financial Statements and Exhibits

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Duska Scientific Co.

Bala Cynwyd, Pennsylvania

We have audited the accompanying balance sheets of Duska Scientific Co. (a Delaware corporation in the development stage) as of December 31, 2003 and 2002, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended and for the period from inception on February 9, 1996 to December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board of the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Duska Scientific Co. (a Delaware corporation in the development stage) as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended and from inception on February 9, 1996 to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California

April 23, 2004

DUSKA SCIENTIFIC CO.

(A DELAWARE CORPORATION AND

DEVELOPMENT STAGE ENTERPRISE)

BALANCE SHEETS

	December 31, 2003	December 31, 2002
ASSETS
CURRENT ASSETS:
Cash	$88,162	$568,804
Prepaid expenses	4,456	1,000

Total current assets	92,618	569,804

PROPERTY AND EQUIPMENT, net of accumulated depreciation	1,924	3,463

OTHER ASSETS:
Patents	63,963	63,963
Deposits	1,500	1,500

Total other assets	65,463	65,463

	$160,005	$638,730

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$57,170	$20,595
Accrued officers’ salaries	234,811	—
Accrued interest payable	48,403	—
Current portion of convertible notes payable	500,000	—

Total current liabilities	840,384	20,595

CONVERTIBLE NOTES PAYABLE, LONG-TERM PORTION	—	500,000

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $.01 par value, 2,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 10,000,000 shares authorized, 4,419,000 shares issued and outstanding	44,190	44,190
Additional paid-in capital	1,379,663	1,379,663
Deficit accumulated during development stage	(2,104,232)	(1,305,718)

Total stockholders’ equity (deficit)	(680,379)	118,135

	$160,005	$638,730

The accompanying notes are an integral part of these financial statements.

DUSKA SCIENTIFIC CO.

(A DELAWARE CORPORATION AND

DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF OPERATIONS

	Year ended December 31, 2003	Year ended December 31, 2002	From inception on February 9, 1996 to December 31, 2003
NET REVENUES	$—	$—	$—
COST OF SALES	—	—	—

GROSS PROFIT	—	—	—

RESEARCH AND DEVELOPMENT	281,045	433,968	1,038,409
GENERAL AND ADMINISTRATIVE EXPENSES	471,876	443,416	1,025,890
INTEREST EXPENSE	48,403	—	48,403

	801,324	877,384	2,112,702

LOSS FROM OPERATIONS BEFORE OTHER INCOME	(801,324)	(877,384)	(2,112,702)
INTEREST INCOME	2,810	5,660	8,470

NET LOSS	$(798,514)	$(871,724)	$(2,104,232)

NET LOSS PER SHARE, basic and diluted	$(0.18)	$(0.20)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, basic and diluted	4,419,000	4,419,000

The accompanying notes are an integral part of these financial statements.

DUSKA SCIENTIFIC CO.

(A DELAWARE CORPORATION AND

DEVELOPMENT STAGE ENTERPRISE)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common stock		Additional paid-in capital	Deficit accumulated during development stage	Total stockholders’ equity (deficit)
	Shares	Amount
For the period from February 9, 1996 (inception) to January 1, 1999 (restated for 1,000:1 stock split and stock split up effected in the form of a dividend)	—	$—	$—	$—	$—
Issuance of stock for services in October 1999	1,263,200	12,632	18,050		30,682
Issuance of stock for cash in private placement in October 1999	2,500,000	25,000			25,000
Issuance of common stock for patents and licenses in November 1999	76,800	768			768
Issuance of common stock for patent assignments and licenses from related parties in November 1999	160,000	1,600	12,491		14,091
Net loss for the year ended December 31, 1999				(50,222)	(50,222)

Balance at December 31, 1999	4,000,000	40,000	30,541	(50,222)	20,319
Issuance of stock for cash in private placement in June 2000	56,000	560	174,440		175,000
Issuance of stock for cash in private placement in October 2000	35,000	350	174,650		175,000
Net loss for the year ended December 31, 2000				(46,505)	(46,505)

Balance at December 31, 2000	4,091,000	40,910	379,631	(96,727)	323,814
Issuance of common stock for cash in private placement in November 2001	328,000	3,280	1,000,032		1,003,312
Net loss for the year ended December 31, 2001				(337,267)	(337,267)

Balance at December 31, 2001	4,419,000	44,190	1,379,663	(433,994)	989,859
Net loss for the year ended December 31, 2002				(871,724)	(871,724)

Balance at December 31, 2002	4,419,000	44,190	1,379,663	(1,305,718)	118,135
Net loss for the year ended December 31, 2003				(798,514)	(798,514)

Balance at December 31, 2003	4,419,000	$44,190	$1,379,663	$(2,104,232)	$(680,379)

The accompanying notes are an integral part of these financial statements.

DUSKA SCIENTIFIC CO.

(A DELAWARE CORPORATION AND

DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF CASH FLOWS

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

	Year ended December 31, 2003	Year ended December 31, 2002	From inception on February 9, 1996 to December 31, 2003
CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
Net loss	$(798,514)	$(871,724)	$(2,104,232)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
Depreciation	1,539	1,909	5,288
Issuance of common stock for services	—	—	30,682
CHANGES IN ASSETS AND LIABILITIES:
(INCREASE) DECREASE IN ASSETS:
Prepaid expenses	(3,456)	—	(4,456)
Deposits	—	—	(1,500)
INCREASE (DECREASE) IN LIABILITIES:
Accounts payable and accrued expenses	36,575	2,148	57,170
Accrued officers’ salaries	234,811		234,811
Accrued interest payable	48,403	—	48,403

Total adjustments	317,872	4,057	370,398

Net cash used for operating activities	(480,642)	(867,667)	(1,733,834)

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments to acquire property and equipment	—	(1,368)	(7,212)
Payments to develop patents	—	(27,440)	(49,104)

Net cash used for investing activities	—	(28,808)	(56,316)

CASH FLOWS PROVIDED BY (USED FOR) FINANCING ACTIVITIES:
Proceeds from sale of common stock	—	—	1,378,312
Proceeds from issuance of convertible notes	—	500,000	500,000
Proceeds from notes payable, related party	—	—	6,545
Payments on notes payable, related party	—	—	(6,545)

Net cash provided by financing activities	—	500,000	1,878,312

NET INCREASE (DECREASE) IN CASH	(480,642)	(396,475)	88,162
CASH, beginning of year	568,804	965,279	—

CASH, end of period	$88,162	$568,804	$88,162

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
Interest paid	$—	$—	$—

Income taxes paid	$1,825	$1,462	$3,287

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES -
Issuance of common stock for services	$—	$—	$30,682

Issuance of common stock for patents and licenses	$—	$—	$14,859

The accompanying notes are an integral part of these financial statements.

DUSKA SCIENTIFIC CO.

(A DELAWARE CORPORATION AND

DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002, AND FROM

INCEPTION ON FEBRUARY 9, 1996 TO DECEMBER 31, 2003

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

GENERAL:

Duska Scientific Co. (the “Company”) was incorporated under the laws of the state of Delaware on February 9, 1996, and is conducting its operations in Pennsylvania.

BUSINESS ACTIVITY:

The Company has been in development stage and was inactive until April 1999, at which time it commenced research and development activities for pharmaceutical products for which the Company owns or is the licensee of patents.

DEVELOPMENT STAGE ENTERPRISE:

The Company is a development stage enterprise as defined by the Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company is devoting substantially all of its present efforts to research and development. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

USE OF ESTIMATES:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE:

Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate the carrying values of such amounts.

DUSKA SCIENTIFIC CO.

(A DELAWARE CORPORATION AND

DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002, AND FROM

INCEPTION ON FEBRUARY 9, 1996 TO DECEMBER 31, 2003

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

CASH:

Equivalents

For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

Concentration

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

PROPERTY AND EQUIPMENT:

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred, while additions, renewals, and betterments are capitalized. Depreciation is being provided by use of the straight-line method over the estimated useful lives of the assets, ranging from three to five years.

PATENTS:

The Company’s patent costs consist of the expenditures for purchasing the patents and related legal fees. The Company will amortize patents using the straight-line method over the period of estimated benefit. There has been no amortization expense charged, as the patents have not yet produced revenue. It is anticipated that the patents will start producing revenue in 2007 at the earliest, at which time amortization of the patents will begin.

The Company periodically evaluates whether events or circumstances have occurred that may affect the estimated useful lives or the recoverability of the remaining balance of the patents. Impairment of the assets is triggered when the estimated future undiscounted cash flows do not exceed the carrying amount of the intangible assets. If the events or circumstances indicate that the remaining balance of the assets may be permanently impaired, such potential impairment will be measured based upon the difference between the carrying amount of the assets and the fair value of such assets, determined using the estimated future discounted cash flows generated.

DUSKA SCIENTIFIC CO.

(A DELAWARE CORPORATION AND

DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002, AND FROM

INCEPTION ON FEBRUARY 9, 1996 TO DECEMBER 31, 2003

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

COMPREHENSIVE LOSS:

For the years ended December 31, 2003 and 2002, and for the period from inception on February 9, 1996 to December 31, 2003, the Company has no items that represent other comprehensive loss and, therefore, has not included a Statement of Comprehensive Loss in the financial statements.

NET LOSS PER SHARE:

Basic earnings (loss) per share is determined by dividing the net earnings (loss) by the weighted average shares of common stock outstanding during the period. Diluted earnings (loss) per share is determined by dividing the net earnings (loss) by the weighted average shares of common stock outstanding plus the dilutive effects of stock options, warrants and other convertible securities. Common stock equivalents, consisting of 1,354,000 stock options, 1,220,000 stock warrants, and convertible notes and accrued interest convertible into 176,000 shares at December 31, 2003 and 1,324,000 stock options, 1,220,000 stock warrants, and convertible notes convertible into 160,000 shares at December 31, 2002, have not been included in the computation of net loss per share, as their effect would be anti-dilutive.

INCOME TAXES:

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

DUSKA SCIENTIFIC CO.

(A DELAWARE CORPORATION AND

DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002, AND FROM

INCEPTION ON FEBRUARY 9, 1996 TO DECEMBER 31, 2003

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

STOCK-BASED COMPENSATION:

SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation. The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation. For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant

If the Company had elected to recognize compensation cost for its stock options based on the fair value at the grant dates for awards under those plans, in accordance with SFAS 123, net earnings and earnings per share for the years ended December 31, 2003 and 2002 would have been as follows:

	2003	2002
Net loss:
As reported	$(798,514)	$(871,724)
Compensation recognized under APB 25	—	—
Compensation recognized under SFAS 123	(27,479)	(235,276)

Pro forma	$(825,993)	$(1,107,000)

Basic and diluted loss per common share:
As reported	$(.18)	$(.20)

Pro forma	$(.19)	$(.25)

The fair value of the Company’s stock options used to compute pro forma net loss and loss per share disclosures are the estimated present value at grant date using the Black Scholes option-pricing model.

DUSKA SCIENTIFIC CO.

(A DELAWARE CORPORATION AND

DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002, AND FROM

INCEPTION ON FEBRUARY 9, 1996 TO DECEMBER 31, 2003

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

STOCK-BASED COMPENSATION:

The fair value of each option is estimated on the date of grant using the Black Scholes option pricing model. The following weighted-average assumptions were used in the Black Scholes option-pricing model:

	2003	2002
Dividend yield	—	—
Expected volatility	50.0%	50.0%
Risk-free interest rate	5.0%	5.0%
Expected life of option	7 years	7 years

The weighted-average fair value of options granted during the years ended December 31, 2003 and 2002 was $.92.

NEW ACCOUNTING PRONOUNCEMENTS:

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” SFAS No.145 rescinds SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt”, and an amendment of that Statement, SFAS No. 64, “Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements,” and SFAS No. 44, “Accounting for Intangible Assets of Motor Carriers”. This Statement amends SFAS No. 13, “Accounting for Leases,” to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan, as previously required under Emerging Issues Task Force (“EITF”) Issue 94-3. A fundamental conclusion reached by the FASB in this statement is that an entity’s commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

DUSKA SCIENTIFIC CO.

(A DELAWARE CORPORATION AND

DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002, AND FROM

INCEPTION ON FEBRUARY 9, 1996 TO DECEMBER 31, 2003

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

NEW ACCOUNTING PRONOUNCEMENTS, CONTINUED:

In October 2002, the FASB issued SFAS No. 147, “Acquisitions of Certain Financial Institutions—an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9”, which removes acquisitions of financial institutions from the scope of both SFAS No. 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with SFAS No. 141, “Business Combinations”, and SFAS No. 142, “Goodwill and Other Intangible Assets”. In addition, this Statement amends SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions are effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company’s financial position or results of operations as the Company has not engaged in either of these activities.

In November 2002, the FASB issued Interpretation (“FIN”) No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. FIN 45 requires that the guarantor recognize, at the inception of certain guarantees, a liability for the fair value of the obligation undertaken in issuing such guarantee. FIN 45 also requires additional disclosure requirements about the guarantor’s obligations under certain guarantees that it has issued. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002 and the disclosure requirements are effective for financial statement periods ending after December 15, 2002. The Company adopted FIN No. 45 on January 1, 2003 and it did not have a material impact on the Company’s financial position, results of operations or cash flows.

DUSKA SCIENTIFIC CO.

(A DELAWARE CORPORATION AND

DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002, AND FROM

INCEPTION ON FEBRUARY 9, 1996 TO DECEMBER 31, 2003

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

NEW ACCOUNTING PRONOUNCEMENTS, CONTINUED:

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure”, which amends SFAS No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company’s financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities.” FIN 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. During October 2003, the FASB deferred the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after December 31, 2003, if the variable interest was created prior to February 1, 2003 and the entity has not issued financial statements reporting such variable interest entities in accordance with FIN 46.

DUSKA SCIENTIFIC CO.

(A DELAWARE CORPORATION AND

DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002, AND FROM

INCEPTION ON FEBRUARY 9, 1996 TO DECEMBER 31, 2003

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

NEW ACCOUNTING PRONOUNCEMENTS, CONTINUED:

On December 24, 2003, the FASB issued Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities”, (“FIN-46R”), primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN 46 that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN 46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN 46 for a short period of time before applying FIN-46R. While FIN-46R modifies or clarifies various provisions of FIN 46, it also incorporates many FASB Staff Positions previously issued by the FASB. Management is currently assessing the impact, if any, FIN-46R may have on the Company; however, management does not anticipate the adoption to have a material impact to the Company’s financial position or results of operations.

During April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, effective for contracts entered into or modified after June 30, 2003, except as stated below and for hedging relationships designated after June 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after June 30, 2003. The adoption of this Statement did not have a material impact to the Company’s financial position or results of operations as the Company has not engaged in such transactions.

During May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, “Elements of Financial Statements”. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

DUSKA SCIENTIFIC CO.

(A DELAWARE CORPORATION AND

DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002, AND FROM

INCEPTION ON FEBRUARY 9, 1996 TO DECEMBER 31, 2003

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

NEW ACCOUNTING PRONOUNCEMENTS, CONTINUED:

In December 2003, the FASB issued a revised SFAS No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits,” which replaces the previously issued SFAS No. 132. The revised SFAS No. 132 increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, “Employers’ Accounting for Pensions,” SFAS No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits,” and SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.” Specifically, the revised SFAS No. 132 requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

(2)	PROPERTY AND EQUIPMENT:

A summary is as follows:

	December 31, 2003	December 31, 2002
Computer equipment	$4,817	$4,817
Furniture and equipment	2,395	2,395

	7,212	7,212
Less accumulated depreciation	5,288	3,749

	$1,924	$3,463

Depreciation expense amounted to $1,539 and $1,909 for the years ended December 31, 2003 and 2002, respectively. Depreciation expense for the period from inception on February 9, 1996 to December 31, 2003 amounted to $5,288.

DUSKA SCIENTIFIC CO.

(A DELAWARE CORPORATION AND

DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002, AND FROM

INCEPTION ON FEBRUARY 9, 1996 TO DECEMBER 31, 2003

(3)	RESEARCH AND DEVELOPMENT:

Research and development costs related to both future and present products are charged to operations as incurred. The Company recognized research and development costs of $281,045 and $433,968 for the years ended December 31, 2003 and 2002, respectively. The Company recognized research and development costs of $1,038,409 for the period from inception on February 9, 1996 to December 31, 2003.

(4)	CONVERTIBLE NOTES PAYABLE:

In October and November 2002, the Company issued convertible subordinated notes for total offering proceeds of $500,000 in cash. The notes are convertible, at the option of the holders of the notes, into 160,000 shares of the Company’s common stock at $3.125 per share at any time prior to the maturity date and are payable, including interest at 8% per annum, 18 months after issuance. The notes also include warrants to purchase 320,000 shares of the Company’s common stock at $3.125 per share. No value was separately assigned to the warrants, as the amounts calculated per a Black Scholes valuation model were immaterial. None of the notes have been converted as of December 31, 2003. In March 2004, the notes were converted (see Note 8).

(5)	STOCKHOLDERS’ EQUITY (DEFICIT):

Common Stock

The Company has had one stock split and one stock split up effected in the form of a dividend, as described below. Retroactive effect has been given to these splits.

In October 1999, the Company issued 1,263,200 shares of its $.01 par value common stock for services valued at $30,682.

In October 1999, the Company issued 2,500,000 shares of its $.01 par value common stock for $25,000 in cash.

In November 1999, the Company issued 236,800 shares of its $.01 par value common stock for $14,859 in patents and licenses.

DUSKA SCIENTIFIC CO.

(A DELAWARE CORPORATION AND

DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002, AND FROM

INCEPTION ON FEBRUARY 9, 1996 TO DECEMBER 31, 2003

(5)	STOCKHOLDERS’ EQUITY (DEFICIT), CONTINUED:

In June 2000, the state of Delaware approved the Company’s restated Articles of Incorporation, which increased its capitalization from 1,500 common shares with no par value to 10,000,000 common shares with $.01 par value and 2,000,000 preferred shares with $.01 par value.

In June 2000, the Company had a stock split of 1,000:1, thus increasing the outstanding common stock of the corporation from 1,000 common shares to 1,000,000 common shares.

In June 2000, the Company issued 56,000 shares of its $.01 par value common stock for $175,000 in cash.

In October 2000, the Company issued 35,000 shares of its $.01 par value common stock for $175,000 in cash.

In October 2001, the Company had a 300% stock split up effected in the form of a dividend, thereby increasing the outstanding common stock of the corporation from 1,022,750 common shares to 4,091,000 common shares with $.01 par value.

In November 2001, the Company issued 328,000 shares of its $.01 par value common stock and warrants to purchase 900,000 shares of common stock at an exercise price of $3.125 per share in exchange for $1,003,312 in cash. The warrants expire in October 2006. No stock issuance expense was assigned to the warrants, as the amount calculated per a Black Scholes valuation model was immaterial.

Preferred Stock

The Company has not issued any of its authorized shares of preferred stock.

Stock Option Plan

In 2000, the Board of Directors of the Company adopted the 2000 Stock Option Plan for the grant of qualified incentive stock options (ISO) and non-qualified stock options. The exercise price for any option granted may not be less than fair value (110% of fair value for ISOs granted to certain employees). Under the Stock Option Plan, 1,320,000 shares are reserved for issuance. During the year ended December 31, 2003, 30,000 options to acquire common stock were granted at an exercise price of $3.125 per share, which was equal to or higher than the market value on such date, resulting in no compensation expense being recognized. The foregoing 30,000 options vest within one year from the date of grant, and all expire seven years from the date of grant. During the year ended December 31, 2002, 260,000 options to acquire common stock were granted at an exercise price of $3.125 per share, which was equal to or higher than the market value on such date, resulting in no compensation expense being recognized. Of the foregoing 260,000 options, 145,000 of the options vested upon grant, and 115,000 of the options vest within one year from the date of grant, and all expire seven years from the date of grant.

DUSKA SCIENTIFIC CO.

(A DELAWARE CORPORATION AND

DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002, AND FROM

INCEPTION ON FEBRUARY 9, 1996 TO DECEMBER 31, 2003

(5)	STOCKHOLDERS’ EQUITY (DEFICIT), CONTINUED:

Stock Option Plan, Continued

The following table is a summary of the Company’s stock options outstanding as of December 31, 2003 and 2002 and the changes that occurred during the years then ended:

	2003		2002
	Number	Average Exercise Price	Number	Average Exercise Price
Outstanding, beginning of year	1,324,000	$3.125	1,200,000	$3.125
Granted	30,000	$3.125	260,000	$3.125
Cancelled	—	$—	136,000	$3.125
Outstanding, end of year	1,354,000	$3.125	1,324,000	$3.125
Exercisable, end of year	1,346,500	$3.125	1,219,000	$3.125

The following table further describes the Company’s stock options outstanding as of December 31, 2003 and 2002:

	Number of options outstanding	Weighted average remaining life	Weighted average exercise price	Number exercisable
Total as of December 31, 2003	1,354,000	4.74	$3.125	1,346,500

Total as of December 31, 2002	1,324,000	5.71	$3.125	1,219,000

DUSKA SCIENTIFIC CO.

(A DELAWARE CORPORATION AND

DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002, AND FROM

INCEPTION ON FEBRUARY 9, 1996 TO DECEMBER 31, 2003

(6)	INCOME TAXES:

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31, 2003 and 2002 is presented below:

	December 31 2003	December 31, 2002
Deferred tax assets:
Net operating loss carryforward	$809,255	$489,849

Total deferred taxes	809,255	489,849
Valuation allowance	(809,255)	(489,849)

Net deferred taxes	$—	$—

The Company’s deferred tax asset is fully offset by a valuation allowance. Management will continue to assess the valuation allowance and to the extent it is determined that such allowance is no longer required, the tax benefit of the remaining net deferred tax assets will be recognized in the future.

The net operating loss carryforwards for federal income tax purposes of approximately $1,811,000 start to expire in the year 2019. State income tax loss carryforwards start to expire in the year 2009.

The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

Federal income tax rate	34.0%
Current year losses	(34.0)

Effective income tax rate	0.0%

(7)	COMMITMENTS:

Leases

The Company leases the office used for its operations under a lease agreement on a month-to-month basis. As of December 31, 2003, monthly rent expense amounted to $1,100.

Rent expense amounted to $12,000 for each of the years ended December 31, 2003 and 2002. Rent expense amounted to $25,903 for the period from inception on February 9, 1996 to December 31, 2003.

DUSKA SCIENTIFIC CO.

(A DELAWARE CORPORATION AND

DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002, AND FROM

INCEPTION ON FEBRUARY 9, 1996 TO DECEMBER 31, 2003

(7)	COMMITMENTS, CONTINUED:

Master Services Agreement

In April 2002, the Company entered into a master services agreement with a contract research organization whereby the contract research organization provides evaluation, development and administrative services to the Company with respect to the Company’s various clinical studies. The agreement calls for the Company to pay a fee of $110,500, with a payment schedule of 60% due upon execution of the agreement, 5% due in July 2002, 5% due in October 2002, and 30% due upon receipt of a Final Study Report. As of December 31, 2003, all required payments have been made, and the Company has received a Final Study Report.

Research Agreement

In August 2002, the Company entered into a research agreement with a third party whereby the third party evaluates certain aspects of one of the Company’s proprietary technologies. The agreement calls for the Company to reimburse the third party for costs not to exceed $56,250, with a payment schedule of 33.3% due upon execution of the agreement, 33.3% due upon receipt by the Company of a mid-term progress report, and 33.3% due upon receipt of the final report. As of December 31, 2003, a mid-term progress report has been provided to the Company and the second payment has been made.

Information Services Agreement

In September 2002, the Company entered into an information services agreement with a third party whereby the third party would propose an approach for independently quantifying the revenue opportunity associated with one of the Company’s proprietary products (the “project”). The agreement calls for the Company to pay a fee of $110,000, with a payment schedule of $40,000 due upon execution of the agreement, $40,000 due upon the completion of Phase II of the project, and $30,000 due upon completion of Phase III of the project. As of December 31, 2003, the project is in Phase III, and the Company has made payments totaling $80,000.

Drug Synthesis Agreement

In October 2002, the Company entered into a project agreement with a laboratory whereby the laboratory designs and synthesizes drug candidates based on one of the Company’s proprietary technologies. The agreement calls for total payments of $60,000, $12,000 due when the agreement is signed, $12,000 due when the first candidate is delivered, and $36,000 due when the remaining candidates have been delivered. As of December 31, 2003, $24,000 has been paid, the first drug candidate has been delivered and the remaining drug candidates are in development.

DUSKA SCIENTIFIC CO.

(A DELAWARE CORPORATION AND

DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED DECEMBER 31, 2003 AND 2002, AND FROM

INCEPTION ON FEBRUARY 9, 1996 TO DECEMBER 31, 2003

(7)	COMMITMENTS, CONTINUED:

Clinical Study Agreements

In October 2002, the Company entered into clinical study agreements with several medical institutions whereby the medical institutions conduct Phase I clinical studies on one of the Company’s proprietary products. As of December 31, 2003, the Phase I clinical studies have been completed, payments totaling $45,000 have been made, and $8,280 has been accrued and is included in accounts payable and accrued expenses.

(8)	SUBSEQUENT EVENTS:

On March 5, 2004, the convertible note payable holders converted $500,000 in convertible notes payable and $55,522 in accrued interest into 177,767 shares of the Company’s common stock and warrants to purchase 177,767 shares of the Company’s common stock at $3.00 per share.

In April 2004, the Company completed a financing in which it sold 90,000 units at $3.00 per unit, each unit consisting of one share of common stock and a warrant to purchase an additional two shares of common stock at $2.50 per share.

The Company anticipates completing a merger with a newly-formed subsidiary of a public company in June 2004. All of the convertible notes payable have been converted into shares of the Company’s common stock, thereby extinguishing the Company’s obligation to repay those promissory notes. Additionally, the Company will effect a 3-for-1 stock split just prior to the merger. The Company will also raise up to an additional $3,500,000 from the private sale of up to 3,500,000 units, each unit consisting of one share of common stock and a warrant to purchase an additional share of common stock at a price of $2.50 per share. After the stock split and $3,500,000 fund raising, each of the Company’s outstanding common shares will be converted into one share of the public company. Upon closing of the merger, the officers and directors of the public company will resign and all offices will be filled by the officers and directors of the Company.

DUSKA SCIENTIFIC CO.

(A DEVELOPMENT STAGE ENTERPRISE)

BALANCE SHEET - JUNE 30, 2004

(UNAUDITED)

ASSETS
Current assets:
Cash	$80,804
Cash in escrow - restricted	3,642,843
Prepaid expenses	1,100

Total current assets		$3,724,747

Property and equipment, net of accumulated depreciation		1,556

Other assets:
Patents	63,963
Deposits	1,500

Total other assets		65,463

		$3,791,766

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$476,228
Accrued officers’ salaries and bonuses	460,547
Common stock subscribed, net of offering costs of $304,015	3,338,390

Total current liabilities		$4,275,165

Stockholders’ deficit:
Preferred stock, $.01 par value, 2,000,000 shares authorized, no shares issued and outstanding	—
Common stock, $.01 par value, 10,000,000 shares authorized, 14,060,301 shares issued and outstanding	140,603
Additional paid-in capital	2,267,772
Deficit accumulated during development stage	(2,891,774)

Total stockholders’ equity (deficit)		(483,399)

		$3,791,766

The accompanying notes are an integral part of these financial statements.

DUSKA SCIENTIFIC CO.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF OPERATIONS

	Six months ended		Three months ended		From inception on February 9, 1996 to June 30, 2004
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenues	$—	$—	$—	$—	$—

Cost of sales	—	—	—	—	—

Gross profit	—	—	—	—	—

Research and development	116,893	146,053	23,234	57,070	1,155,302
General and administrative expenses	473,542	226,692	184,383	126,282	1,499,432

	590,435	372,745	207,617	183,352	2,654,734

Loss from operations before other income (expense)	(590,435)	(372,745)	(207,617)	(183,352)	(2,654,734)

Interest income	862	2,067	712	807	9,332
Interest expense	(197,969)	(24,201)	—	(12,101)	(246,372)

	(197,107)	(22,134)	712	(11,294)	(237,040)

Net loss	$(787,542)	$(394,879)	$(206,905)	$(194,646)	$(2,891,774)

Net loss per share, basic and diluted	$(0.06)	$(0.03)	$(0.01)	$(0.01)

Weighted average number of shares outstanding, basic and diluted	13,764,030	13,257,000	14,042,719	13,257,000

The accompanying notes are an integral part of these financial statements.

DUSKA SCIENTIFIC CO.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

			Additional paid-in capital	Deficit accumulated during development stage	Total stockholders’ equity (deficit)
	Common stock
	Shares	Amount
For the period from February 9, 1996 (inception) to January 1, 1999 (restated for 1,000:1 stock split and stock split up effected in the form of a dividend and 3:1 stock split)	—	$—	$—	$—	$—
Issuance of stock for services in October 1999	3,789,600	37,896	(7,214)		30,682
Issuance of stock for cash in private placement in October 1999	7,500,000	75,000	(50,000)		25,000
Issuance of common stock for patents and licenses in November 1999	230,400	2,304	(1,536)		768
Issuance of common stock for patent assignments and licenses from related parties in November 1999	480,000	4,800	9,291		14,091
Net loss for the year ended December 31, 1999				(50,222)	(50,222)

Balance at December 31, 1999	12,000,000	120,000	(49,459)	(50,222)	20,319
Issuance of stock for cash in private placement in June 2000	168,000	1,680	173,320		175,000
Issuance of stock for cash in private placement in October 2000	105,000	1,050	173,950		175,000
Net loss for the year ended December 31, 2000				(46,505)	(46,505)

Balance at December 31, 2000	12,273,000	122,730	297,811	(96,727)	323,814
Issuance of common stock for cash in private placement in November 2001	984,000	9,840	993,472		1,003,312
Net loss for the year ended December 31, 2001				(337,267)	(337,267)

Balance at December 31, 2001	13,257,000	132,570	1,291,283	(433,994)	989,859
Net loss for the year ended December 31, 2002				(871,724)	(871,724)

Balance at December 31, 2002	13,257,000	132,570	1,291,283	(1,305,718)	118,135
Net loss for the year ended December 31, 2003				(798,514)	(798,514)

Balance at December 31, 2003	13,257,000	132,570	1,291,283	(2,104,232)	(680,379)
Issuance of common stock for cash in private placement in March and April 2004, net of offering costs of $31,850 (unaudited)	270,000	2,700	235,450		238,150
Conversion of convertible notes payable and accrued interest in March 2004 (unaudited)	533,301	5,333	550,193		555,526
Warrant issuance costs associated with the conversion of the convertible notes payable (unaudited)			190,846		190,846
Net loss for the six months ended June 30, 2004 (unaudited)				(787,542)	(787,542)

Balance at June 30, 2004 (unaudited)	14,060,301	$140,603	$2,267,772	$(2,891,774)	$(483,399)

The accompanying notes are an integral part of these financial statements.

DUSKA SCIENTIFIC CO.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF CASH FLOWS

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

	Six months ended		From inception on February 9, 1996 to June 30, 2004
	June 30, 2004	June 30, 2003
	(unaudited)	(unaudited)	(unaudited)
Cash flows provided by (used for) operating activities:
Net loss	$(787,542)	$(394,879)	$(2,891,774)

Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation	368	769	5,656
Issuance of common stock for services	—	—	30,682
Warrant issuance costs associated with conversion of the convertible notes payable	190,846	—	190,846

Changes in assets and liabilities:
(Increase) decrease in assets:
Prepaid expenses	3,356	(10,751)	(1,100)
Deposits	—	—	(1,500)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	114,605	32,603	171,775
Accrued officers’ salaries and bonuses	225,736	104,585	460,547
Accrued interest payable	7,123	—	55,526

Total adjustments	542,034	127,206	912,432

Net cash used for operating activities	(245,508)	(267,673)	(1,979,342)

Cash flows used for investing activities:
Payments to acquire property and equipment	—	—	(7,212)
Payments to develop patents	—	—	(49,104)

Net cash used for investing activities	—	—	(56,316)

Cash flows provided by (used for) financing activities:
Proceeds from sale of common stock, net of offering costs of $31,850	238,150	—	1,616,462
Proceeds from issuance of convertible notes	—	—	500,000
Proceeds from notes payable, related party	—	—	6,545
Payments on notes payable, related party	—	—	(6,545)

Net cash provided by financing activities	238,150	—	2,116,462

Net increase (decrease) in cash	(7,358)	(267,673)	80,804
Cash, beginning of year	88,162	568,804	—

Cash, end of period	$80,804	$301,131	$80,804

Supplemental disclosure of cash flow information:
Interest paid	$—	$—	$—

Income taxes paid	$624	$1,270	$3,911

Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock for services	$—	$—	$30,682

Issuance of common stock for patents and licenses	$—	$—	$14,859

Conversion of convertible notes payable and accrued interest into common stock	$555,526	$—	$555,526

The accompanying notes are an integral part of these financial statements.

DUSKA SCIENTIFIC CO.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2004 AND 2003, AND

FROM INCEPTION ON FEBRUARY 9, 1996 TO JUNE 30, 2004 (UNAUDITED)

(1)	Description of Business and Summary of Significant Accounting Policies:

Organization and Business Activity:

Duska Scientific Co. (the “Company” or “Duska”) was incorporated under the laws of the state of Delaware on February 9, 1996, and is conducting its operations in Pennsylvania.

The Company is in the development stage and was inactive until April 1999, at which time it commenced research and development activities for pharmaceutical products for which the Company owns or is the licensee of patents.

Interim Financial Information:

In the opinion of the management of the Company, the accompanying unaudited financial statements include all adjustments (consisting of only normal recurring accruals), which are considered necessary for a fair presentation of the Company’s financial position as of June 30, 2004, and its results of operations and cash flows for the six months ended June 30, 2004 and 2003.

The accompanying unaudited financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been omitted pursuant to SEC rules and regulations. The financial statements for the six months ended June 30, 2004 and 2003 should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2003.

The results of operations for the six months ended June 30, 2004 and 2003 are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire fiscal year.

Development Stage Enterprise:

The Company is a development stage enterprise as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company is devoting substantially all of its present efforts to research and development. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

(2)	Related Party Transactions:

A member of the the Company’s corporate legal counsel is a director and stockholder of the Company. Included in accounts payable and accrued expenses is $100,972 due to this related party law firm for legal fees. Legal expense generated from this related party for the six months ended June 30, 2004 amounted to $86,481, of which $7,500 had been paid through that date.

DUSKA SCIENTIFIC CO.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SIX MONTHS ENDED JUNE 30, 2004 AND 2003, AND

FROM INCEPTION ON FEBRUARY 9, 1996 TO JUNE 30, 2004 (UNAUDITED)

(3)	Convertible Notes Payable:

In October and November 2002, the Company issued convertible subordinated notes for total offering proceeds of $500,000 in cash. The notes were convertible, at the option of the holders of the notes, into 480,000 shares of the Company’s common stock at $1.04 per share (after taking into account the 3-for-1 stock split as described in Note 7) at any time prior to the maturity date and were payable, including interest at 8% per annum, 18 months after issuance. The notes also included warrants to purchase 320,000 shares of the Company’s common stock at $1.04 per share. No value was separately assigned to the warrants, as the amounts calculated per a Black Scholes valuation model were immaterial.

On March 5, 2004, the convertible note payable holders converted $500,000 in convertible notes payable and $55,526 in accrued interest into 533,301 shares of the Company’s common stock and warrants to purchase 533,301 shares of the Company’s common stock at $1.00 per share (after taking into account the 3-for-1 stock split as described in Note 7). The warrants expire in March 2009, and can be exercised at any time. In connection with the issuance of the warrants, the Company recognized interest expense amounting to $197,969 for the six months ended June 30, 2004 (unaudited).

(4)	Stockholders’ Equity (Deficit):

All numbers in the accompanying financial statements have been restated to give effect to the 3-for-1 stock split described in Note 7.

In March and April 2004, the Company sold 270,000 units at $1.00 per unit (after taking into account the 3-for-1 stock split as described in Note 7), with each unit consisting of one share of the Company’s $.001 par value common stock and a warrant to purchase an additional two shares of common stock at $2.50 per share. The warrants expire in March 2009. These units were sold for cash of $270,000. Management estimates the value of the warrants to be $140,125.

(5)	Common Stock Subscribed:

In May and June 2004, the Company received $3,642,405 in cash for subscriptions to a private placement in connection with the merger as described in Note 7. In the private placement, the Company sold units at $1.00 per unit (after taking into account the 3-for-1 stock split described in Note 7), each unit consisting of one share of common stock and a warrant to purchase an additional share of common stock at a price of $2.50 per share. These units were issued on August 27, 2004. As of June 30, 2004, the funds received were restricted and placed in an escrow account until the closing of the merger, and the related obligation to issue common stock has been classified as a liability (net of offering costs of $304,015) on the accompanying financial statements.

DUSKA SCIENTIFIC CO.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SIX MONTHS ENDED JUNE 30, 2004 AND 2003, AND

FROM INCEPTION ON FEBRUARY 9, 1996 TO JUNE 30, 2004 (UNAUDITED)

(6)	Stock-Based Compensation:

SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation. The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation. For non-employee stock based compensation, the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant.

If the Company had elected to recognize compensation cost for its stock options based on the fair value at the grant dates, in accordance with SFAS 123, net earnings and earnings per share for the six months ended June 30, 2004 and 2003 would have been as follows:

	2004	2003
Net loss:
As reported	$(787,542)	$(394,879)
Compensation recognized under APB 25	—	—
Compensation recognized under SFAS 123	(375,046)	(27,479)

Pro forma	$(1,162,588)	$(422,358)

Basic and diluted loss per common share:
As reported	$(.06)	$(.03)
Pro forma	$(.08)	$(.03)

The fair value of each stock option is estimated on the date of grant using the Black Scholes option-pricing model. The following weighted-average assumptions were used in the Black Scholes option-pricing model; dividend yield nil, expected volatility 50.0%, risk free interest rate 2.0%, and expected life of seven years.

DUSKA SCIENTIFIC CO.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SIX MONTHS ENDED JUNE 30, 2004 AND 2003, AND

FROM INCEPTION ON FEBRUARY 9, 1996 TO JUNE 30, 2004 (UNAUDITED)

(7)	Subsequent Events:

On August 30, 2004, Shiprock, Inc. (“Shiprock”) completed the acquisition of Duska through a reverse triangular merger in which Duska merged with Shiprock Subsidiary, Inc. (the “Sub”), a wholly owned subsidiary of Shiprock with no assets or liabilities formed solely for the purpose of facilitating the merger. Duska was the surviving corporation in the merger with the Sub and became a wholly owned subsidiary of Shiprock, which changed its name to Duska Therapeutics, Inc. For accounting purposes, Duska is deemed to be the acquiring corporation.

In connection with the merger, Shiprock issued 17,727,801 shares of its $.001 par value common stock to Duska’s shareholders in exchange for all of the 17,727,801 shares of Duska common stock outstanding on the date of the merger. In addition, outstanding common stock purchase warrants and stock options to purchase a total of 13,441,301 shares of Duska’s common stock were cancelled in exchange for warrants and stock options to purchase the same number of shares of Shiprock’s common stock at the same exercise prices and otherwise on the same terms as the Duska stock options and warrants that were cancelled.

Prior to the closing of the merger, Duska effected a 3-for-1 stock split and completed a private placement of 3,667,500 units, each unit consisting of one share of Duska common stock and a warrant to purchase one additional share of Duska common stock at $2.50 per share. Duska received $3,667,500 in cash (before the payment of commissions and other offering costs) from the private placement.

DUSKA THERAPEUTICS, INC.

UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS

The accompanying unaudited pro forma combined balance sheet aggregates the balance sheets of Duska Therapeutics, Inc. (a Nevada corporation, formerly Shiprock, Inc.) (“Shiprock” or “Parent”) and of Duska Scientific Co. (a Delaware corporation) (“Duska” or “Subsidiary”) as of June 30, 2004. The accompanying unaudited pro forma condensed combined statements of operations aggregate the statements of operations of Parent and Subsidiary for the six months ended June 30, 2004 and for the year ended December 31, 2003.

The accompanying unaudited pro forma financial statements were prepared giving effect to (a) a transaction completed on August 30, 2004, whereby Parent acquired Subsidiary as a wholly-owned subsidiary (the “Merger”) and (b) the completion of a private placement of units of common stock and warrants by Subsidiary immediately prior to the Merger. The Merger is treated as a reverse acquisition and as a recapitalization of Subsidiary. Parent issued common stock in exchange for all of the issued and outstanding shares of Subsidiary. The following pro forma combined balance sheet and statements of operations were prepared using the assumptions as described in the notes and the historical financial information available at June 30, 2004 and December 31, 2003, respectively.

The pro forma adjustments assume that these transactions had occurred as of June 30, 2004 in the case of the pro forma combined balance sheet and January 1, 2003 in the case of the pro forma combined statement of operations for the year ended December 31, 2003 and for the six months ended June 30, 2004.

These unaudited pro forma financial statements and the notes thereto have been prepared by management of Parent and should be read in conjunction with the historical financial statements and notes of Parent and Subsidiary. The historical balances represent the financial position and results of operations for each company and have been prepared in accordance with generally accepted accounting principles. The pro forma financial statements have been prepared in accordance with rules and regulations established by the Securities and Exchange Commission and are based on certain assumptions set forth in the notes to such statements. These statements do not purport to be indicative of the financial position or results of operations that might have occurred, nor are they necessarily indicative of future results.

DUSKA THERAPEUTICS, INC.

PRO FORMA COMBINED BALANCE SHEET

JUNE 30, 2004

(Unaudited)

	Duska Therapeutics, Inc. (Parent)	Duska Scientific Co. (Subsidiary)	Pro Forma Adjustments	Ref	Pro Forma Combined
ASSETS
Current assets:
Cash	$5	$80,804	$25,000	(a)	$3,748,652
			$3,642,843
Cash in escrow - restricted	—	3,642,843	(3,642,843)		—
Inventory	478	—	(478)	(b)	—
Prepaid expenses	—	1,100			1,100

Total current assets	$483	$3,724,747			$3,749,752

Property and equipment, net of accumulated depreciation	3,864	1,556	(3,864)	(b)	1,556

Other assets:
Patents	—	63,963			63,963
Deposits	—	1,500			1,500

Total other assets	—	65,463			65,463

	$4,347	$3,791,766	$20,658		$3,816,771

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$—	$476,228			$476,228
Accrued officers’ salaries and bonuses	—	460,547			460,547
Common stock subscribed, net of offering costs of $304,015	—	3,338,390	(3,338,390)	(a)	—

Total current liabilities	$—	$4,275,165			$936,775

Stockholders’ deficit:
Preferred stock	—	—			—
Common Stock	1,580	140,603	36,675	(a)	19,128
			(180)	(b)
			(1,400)	(e)
			(158,150)
Additional paid-in capital	28,420	2,267,772	3,326,715	(a)	5,766,592
			(4,162)	(b)
			13,955	(d)
			(24,258)	(e)
			158,150	f)
Deficit accumulated during development stage	(25,653)	(2,891,774)	(13,955)	(d)	(2,905,724)
			25,658	(f)

Total stockholders’ equity (deficit)	4,347	(483,399)			2,879,996

	$4,347	$3,791,766	$20,658		$3,816,771

See Notes to Pro Forma Combined Financial Statements

DUSKA THERAPEUTICS, INC.

PRO FORMA COMBINED STATEMENT OF OPERATIONS

JUNE 30, 2004

(Unaudited)

	Duska Therapeutics, Inc. (Parent)	Duska Scientific Co. (Subsidiary)	Pro Forma Adjustments	Ref	Pro Forma Combined
Net revenues	$—	$—			$—

Cost of sales	—	—			—

Gross profit	—	—			—

Research and development	—	116,893			116,893
General and administrative expenses	424	473,542			473,966

	424	590,435			590,859

Loss from operations before other income (expense)	(424)	(590,435)			(590,859)

Interest income	—	862			862
Interest expense	—	(197,969)			(197,969)

	—	(197,107)			(197,107)

Net loss	$(424)	$(787,542)	$—		$(787,966)

Net loss per share, basic and diluted	$(0.00)	$(0.06)			$(0.03)

Weighted average number of shares outstanding, basic and diluted	1,580,000	13,764,030	12,663,516	(c)	28,007,546

See Notes to Pro Forma Combined Financial Statements

DUSKA THERAPEUTICS, INC.

PRO FORMA COMBINED STATEMENT OF OPERATIONS

DECEMBER 31, 2003

(Unaudited)

	Duska Therapeutics, Inc. (Parent)	Duska Scientific Co. (Subsidiary)	Pro Forma Adjustments	Ref	Pro Forma Combined
Net revenues	$100	$—			$100

Cost of sales	—	—			—

Gross profit	100	—			100

Research and development	—	281,045			281,045
General and administrative expenses	889	471,876	13,955	(d)	486,720

	889	752,921			767,765

Loss from operations before other income (expense)	(789)	(752,921)			(767,665)

Interest income	—	2,810			2,810
Interest expense	—	(48,403)			(48,403)

	—	(45,593)			(45,593)

Net loss	$(789)	$(798,514)	$13,955		$(813,258)

Net loss per share, basic and diluted	$(0.00)	$(0.18)			$(0.04)

Weighted average number of shares outstanding, basic and diluted	1,580,000	4,419,000	12,325,500	(c)	18,324,500

See Notes to Pro Forma Combined Financial Statements

DUSKA THERAPEUTICS, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.	Description & Accounting Treatment

On August 30, 2004, Duska Scientific Co. (a Delaware corporation and development stage enterprise) (“Duska”) completed a reverse triangular merger (the “Merger”) with Shiprock, Inc. (a Nevada corporation and development stage enterprise) (“Shiprock”). In connection with this transaction, Duska effected a 3-for-1 stock split and, after taking into account this stock split, sold 3,667,500 units of its securities at $1.00 per unit, with each unit consisting of one share of Duska’s common stock and one warrant to purchase one share of Duska’s common stock at $2.50 per share. Since the shareholders of Duska will become the controlling shareholders of Shiprock after this transaction, Duska will be treated as the acquirer for accounting purposes. Outstanding stock options and warrants to purchase a total of 13,441,301 shares of Duska’s common stock were cancelled in exchange for stock options and warrants to purchase the same number of shares of Shiprock’s common stock at the same exercise prices and otherwise on the same terms as the Duska stock options and warrants.

2.	Pro Forma Adjustments

a)	Irrevocable subscriptions for the purchase of 3,642,500 shares of Duska for $3,642,500 were held in a segregated account pending closing of the Merger and were released to Duska prior to closing the Merger. Subsequent to June 30, Duska received an additional $25,000 subscription. At the time of the Merger, the total 3,667,500 shares of common stock were issued. This adjustment records the receipt of the final subscription of $25,000, release of the restricted cash (plus accrued interest), elimination of the obligation to issue stock (liability) and issuance of the shares of common stock of Duska.

b)	In connection with the Merger, Shiprock’s inventory and property and equipment were sold to a principal shareholder in exchange for the cancellation of 180,000 shares of its common stock.

c)	The increase in the number of shares reflects the additional shares issued to effect the 3-for-1 stock split by Duska, plus the shares issued in connection with the private placement subscriptions.

d)	In consideration for services rendered by a third party to Shiprock related to the Merger, on August 23, 2004 Shiprock issued to the third party a three-year stock option to purchase 25,000 shares of its common stock at $1.00 per share and a three-year stock option to purchase 25,000 shares of its common stock at $2.50 per share.

e)	Elimination of Shiprock’s equity accounts.

f)	Recapitalization of Duska.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSKA THERAPEUTICS, INC. (Registrant)

By:	/s/ Amir Pelleg
Amir Pelleg, Ph.D.
President

October 28, 2004